Exhibit 10.8.3

REFOCUS GROUP, INC.

THIRD AMENDMENT TO WALTS EMPLOYMENT AGREEMENT

This Third Amendment to that certain Employment Agreement between Refocus Group, Inc. and Terence A. Walts dated September 5, 2002 (the “Employment Agreement”), as amended May 29, 2003 and March 18, 2004, is hereby made and entered into as of August 16, 2004, by and between Refocus Group, Inc., a Delaware corporation (the “Company”), and Terence A. Walts (the “Executive”) (this “Second Amendment”).

RECITALS

The Company is conducting a Securities Offering whereby the Executive’s continued services are of key importance to the Company.

NOW, THEREFORE, The Company and the Executive hereby agree to amend the Employment Agreement on the terms and conditions hereinafter set forth.

1.             PROVISIONS:

(a)           Section 1 is hereby deleted and replaced in its entirely by the following:

“Period of Employment.  The period of the Executive’s employment (the “Period of Employment”) shall begin on September 1, 2002 and expire on September 1, 2005, subject to any earlier termination of the Executive’s employment as provided in Section 6 hereof.  If the Executive’s employment is terminated pursuant to Section 6 hereof, the Period of Employment shall expire as of the Date of Termination (as hereinafter defined).  The Company shall provide written notice to the Executive no later than March 5, 2005 of whether the Company intends to continue to employ the Executive after the expiration of this Agreement on September 1, 2005.”

2.             MISCELLANEOUS:

(a)           This Third Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas.

(b)           This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Amendment.

(c)           Except as expressly provided in this Third Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.  In the event of any conflict between the terms of the Agreement and this Third Amendment, the terms of this Third Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Third Amendment effective on the date and year first above written.

EXECUTIVE		Refocus Group, Inc.

By:
	Terence A. Walts	Mark A. Cox
Vice President & Chief Financial Officer